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                    [LETTERHEAD OF PRICEWATERHOUSECOOPERS]




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-52453) of Loews Cineplex Entertainment Corporation of our report dated April 30, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 30, 1999 relating to the financial statement schedules, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 24, 1999